AGREEMENT AND WAIVER dated as of August 2, 2001 (this "Agreement"), between Viskase Corporation, a Pennsylvania corporation (the "Lessee"), and State Street Bank and Trust Company, a Massachusetts trust company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement (the "Lessor"), relating to the Participation Agreement dated as of December 18, 1990 among Viskase Corporation, as Lessee; Viskase Companies, Inc., formerly known as Envirodyne Industries, Inc.; as Guarantor, General Electric Capital Corporation, as Owner Participant; and State Street Bank and Trust Company, as Owner Trustee and Successor Trustee to Fleet National Bank, formerly known as Shawmut Bank Connecticut, National Association, formerly known as The Connecticut National Bank, not in its individual capacity (except as expressly provided therein) but solely as Owner Trustee under the Trust Agreement (capitalized terms used herein and not defined have the meanings assigned to such terms in the Lease Agreement).

     Whereas, the Guarantor was obligated to maintain a Fixed Charge Coverage Ratio under the Participation Agreement;

     Whereas, the Guarantor is not in compliance with the Fixed Charge Coverage Ratio; and

     Whereas, the Guarantor has requested that the Owner Trustee waive such non-compliance for the fiscal quarter ended June 30, 2001;

     Now therefore, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. Representations and Warranties. The Guarantor represents and warrants to the Lessor that after giving effect to this Agreement, no Event of Default or Default has occurred and is continuing.

     SECTION 2. Waiver. The Lessor hereby waives any Default or Event of Default arising by virtue of the Guarantor's failure to meet the Fixed Charge Coverage Ratio required under Section 5.09 of the Participation Agreement for the fiscal quarter ending on June 30, 2001.

     SECTION 3. Effectiveness and Termination. This Agreement shall become effective as of the date first above written when the parties hereto shall have received counterparts of this Agreement that, when taken together, bear the signatures of the Guarantor and the Lessor.

     SECTION 4. Expenses. The Guarantor agrees to reimburse the Owner Participant and the Lessor for its out-of-pocket expenses in connection with this Agreement.

     SECTION 5. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Agreement.


     SECTION 7. Integration. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof and there are no other promises or representations, written or oral, by the parties relative to the subject matter hereof not reflected or referred to herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly execute by their duly authorized officers, all as of the date and year first above written.

                                        STATE STREET BANK AND TRUST
                                        COMPANY, as Owner Trustee,

                                        By:
                                               ---------------------------
                                        Name:
                                               ---------------------------
                                        Title:
                                               ---------------------------

                                        VISKASE CORPORATION

                                        By:
                                               ---------------------------
                                        Name:   Gordon S. Donovan
                                               ---------------------------
                                        Title:  Vice President & CFO
                                               ---------------------------